                                                                      Exhibit 21
                                                                      ----------

                           Carey International, Inc.
                                 Subsidiaries

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                                       STATE
                                 (OR JURISDICTION)
                                  OF INCORPORATION
     NAME OF SUBSIDIARY          (OR ORGANIZATION)            D/B/A NAME(S)
     ------------------          -----------------            -------------
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
American Airport Limousine,           Delaware
 Inc.
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Boston Cars, Inc.                     Delaware        Custom Transportation Services
                                                      Custom Transportation Services
                                                              International
                                                        Carey Limousine of Boston
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Carey Licensing, Inc.                 Delaware
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Carey Limousine Chicago, Inc.         Delaware
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Carey Limousine Corporation           Delaware         Carey Limousine Philadelphia
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Carey Limousine D.C., Inc.            Delaware
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Carey Limousine Florida, Inc.         Delaware
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Carey Limousine Indiana, Inc.         Delaware
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Carey Limousine L.A., Inc.            Delaware         Carey Limousine Los Angeles
                                                        Carey Limousine Huntington
                                                       Carey Commonwealth Limousine
                                                                Carey LSC
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Carey Limousine NY, Inc.              Delaware
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Carey Limousine S.F., Inc.            Delaware        Carey Limousine San Francisco
                                                          Carey Squire Limousine
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Camelot Barthropp Limited          United Kingdom                Carey UK
                                                      Carey Camelot Chauffeur Drive
                                                              Carey Camelot
                                                                   TWW
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International Limousine               New York
Network Ltd.
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Manhattan International               New York
Limousine Network Ltd.
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